                                                                    EXHIBIT 4.10

                         JOINDER AND AMENDMENT NO. 1 TO

               SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT

                  THIS JOINDER AND AMENDMENT NO. 1 TO THE SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT (the "Amendment") dated as of December 2, 2002, by ERICO GLOBAL COMPANY, a Delaware corporation (the "Company"), CITICORP VENTURE CAPITAL EQUITY PARTNERS, L.P., a Delaware limited partnership, CVC EXECUTIVE FUND LLC, a Delaware limited liability company, CVC/SSB EMPLOYEE FUND, L.P., a Delaware limited partnership (collectively, the "Fund"), WILLIAM ROJ ("Roj") and those individuals and entities listed on Exhibit A-3 hereto (the "CVC Co-investors") amends the Securities Exchange, Purchase and Holders Agreement (the "Agreement"), dated as of July 31, 2002 by and among the Company, the Fund, Roj and the other individuals listed on the signature pages thereto.

                                   Background

                  A. Pursuant to Section 1.1(c) of the Agreement, the Fund has the right to purchase the number of shares of Class L Common Stock equal to the product of 7,290,000 minus the number of Rollover Shares acquired by the Management Investors (the "Fund Shares") at a purchase price of $11.00 per share of Class L Common Stock.

                  B. The Fund desires that a portion of the Fund Shares be purchased directly from the Company by the CVC Co-Investors.

                  C. The parties to the Agreement desire to amend the Agreement upon the terms and conditions and in the manner set forth below.

                  D. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

                                      Terms

                  In consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Section 1.1(c) of the Agreement. Section 1.1(c) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

                           "(c)     The Company will issue and sell to the Fund
         the number of shares of Class L Common Stock equal to the product of 7,290,000 minus (i) the number of Rollover Shares acquired by the Management Investors and (ii) the number of shares acquired by the CVC Co-Investors (as defined below), at a purchase price of $11.00 per share of Class L Common Stock.

                  2. Section 1.1(d) of the Agreement. A new Section 1.1(d) shall be added to the Agreement reading, in its entirety, as follows:

                           "(d)     The Company will issue and sell to each of
         and those persons and entities listed on Exhibit A-3 hereto (each, a "CVC Co-Investor") the number of shares of Class L Common Stock set forth opposite such CVC Co-Investor's name on Exhibit A-3 hereto at a purchase price of $11.00 per share."

                  3.       Joinder to Agreement.

                           a.       Each CVC Co-Investor agrees to become bound
by the terms and conditions of the Agreement, to become entitled to the benefits of the Agreement and to become a party to the Agreement as an "Investor" with the same effect as if such Investor had executed the Agreement on and as of the original date thereof.

                           b.       Each CVC Co-Investor hereby represents and
warrants that all representations and warranties of an "Investor" contained in the Agreement are true and correct as to the CVC Co-Investor as of the date hereof.

                  4. Closing; Termination. The closing (the "Closing") of the issuance of the Securities will take place immediately prior to the closing under the Merger Agreement at such date and time as selected by the Company and Roj (the "Closing Date"). At the Closing, the Company will deliver to each CVC Co-Investor certificates evidencing the number of shares of Class L Common Stock being acquired by such CVC Co-Investor.

                  5. Conditions to the CVC Co-Investor's Obligations. The obligation of each CVC Co-Investor to deliver the ERICO Shares, cash or other consideration at the Closing is subject to the satisfaction on or prior to the Closing Date of the conditions set forth in Section 1.3 of the Agreement.

                  6. Conditions to Company's Obligations. The obligations of the Company to issue the Shares at the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions set forth in
Section 1.4 of the Agreement.

                  7.       Miscellaneous.

                           a.       Continued Effectiveness of Agreement. Except
as specifically amended above, all terms of the Agreement shall remain unchanged and in full force and effect.

                           b.       Successors and Assigns; Entire Agreement.
This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

                           c.       Governing Law. The validity, performance,
construction and effect of this Amendment shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

                           d.       Headings.The headings in this Agreement are
for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                           e.       Counterparts. This Agreement may be executed
in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                             ERICO GLOBAL COMPANY

                                             By: /s/ Jeffrey R. Steinhilber
                                                 -------------------------------
                                                 Name: Jeffrey R. Steinhilber
                                                 Title: Vice President and Chief
                                                        Financial Officer

                                             CITICORP VENTURE CAPITAL EQUITY
                                             PARTNERS, L.P.

                                             By: CVC PARTNERS, LLC, its General
                                             Partner

                                             By: /s/ Michael A. Dunleavy
                                                 -------------------------------
                                                 Name: Michael A. Dunleavy
                                                 Title:

                                             CVC EXECUTIVE FUND LLC

                                             By: CITIGROUP VENTURE CAPITAL GP
                                             HOLDINGS, LTD., its Managing Member

                                             By: /s/ Michael A. Dunleavy
                                                 -------------------------------
                                                 Name: Michael A. Dunleavy
                                                 Title:

                                             CVC/SSB EMPLOYEE FUND, L.P.

                                             By: CVC PARTNERS, LLC, its General
                                             Partner

                                             By: /s/ Michael A. Dunleavy
                                                 -------------------------------
                                                 Name: Michael A. Dunleavy
                                                 Title:

                 Signature Page - Joinder and Amendment No. 1 to
               Securities Exchange, Purchase and Holders Agreement

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

                                             MANAGEMENT INVESTORS:

                                             /s/ William Roj
                                             -----------------------------------
                                             William Roj
                                             19200 North Park Boulevard
                                             Shaker Heights, Ohio  44120

                                             CVC CO-INVESTORS

                                             /s/ Michael T. Bradley
                                             -----------------------------------
                                             Michael T. Bradley

                                             /s/ Charles Corpening
                                             -----------------------------------
                                             Charles Corpening

                                             /s/ Michael A. Delaney
                                             -----------------------------------
                                             Michael A. Delaney

                                             /s/ Richard Mayberry
                                             -----------------------------------
                                             Richard Mayberry

                                             /s/ Thomas McWilliams
                                             -----------------------------------
                                             Thomas McWilliams

                                             /s/ David Thomas
                                             -----------------------------------
                                             David Thomas

                                             /s/ John Weber
                                             -----------------------------------
                                             John Weber

                 Signature Page - Joinder and Amendment No. 1 to
               Securities Exchange, Purchase and Holders Agreement

                                                                     Exhibit A-3

                                                Shares of Class        Aggregate
Name                                            L Common Stock      Purchase Price
----                                            ---------------     --------------
Michael T. Bradley                                      336             $  3,696
Charles Corpening                                     1,673             $ 18.403
Michael A. Delaney                                   33,464             $368,104
Richard Mayberry                                      6,693             $ 73,623
Alchemy, L.P.                                         1,673             $ 18,403
David Thomas                                         33,464             $368,104
John Weber                                            1,673             $ 18,403